Convertible Promissory Note



$ (See Schedule Attached)   Alachua, Florida  October 15, 1993


1. FOR VALUE RECEIVED, Ixion Biotechnology, Inc., a Delaware corporation (the "Maker") hereby promises to pay to the order of Weaver H. Gaines, a director and executive officer of the Maker, the amount outstanding from time to time in the Schedule attached hereto as provided below, together with interest accruing from the date hereof at the rate of 8% per annum on the unpaid principal amount of this Note. Interest shall remain 8% per annum until notice is given as set forth below.

2. Upon written notice by either party given prior to January 31 of any given year, interest shall be reset for the year. Such reset interest shall be the prime rate in effect on January 1 of such year for the customers of SunBank Gainesville, plus 3%. Interest will be computed on the basis of a 360-day year, 30 day month.

3. Payments of both principal and interest are to be made in lawful money of the United States of America at the residence of the holder, or at such other place within the United States of America as the holder hereof may designate to the Maker in writing.

4. Maker shall pay interest on this Note monthly on the last day of the month for such month and on the date that principal is paid. Such interest shall be payable out of the net earnings of the Maker, determined in accordance with generally accepted accounting principles, increased by depreciation, amortization, and the interest payable on this Note. In the event Maker shall have no net earnings, the interest shall be added to the principal of the Note on the date interest is due.

5. Notwithstanding the provisions of section 4, above, Maker shall pay the outstanding balance of principal and interest on this Note at the end of the first calendar year that sufficient financing or operating revenue has been obtained to permit the payment of the Note, but not later than December 31, 1998. The Board of Directors of the Maker shall have sole discretion to determine when such condition has been met.

6. This Note is pre-payable at any time or from time to time, in whole or in part without penalty.


7. If suit is instituted to collect this Note or any portion thereof, the Maker hereby promises to pay to the holder, in addition to the principal and interest due hereunder, all costs of collection hereof, together with such amount as any court of competent jurisdiction may adjudge reasonable as said holder's attorney's fees in said suit.

8. Accrued interest shall be entered by the Maker on the Schedule attached to the copy of the Note held at the Maker's principle offices. Advances shall also so be so entered, with a receipt issued to the Holder for such advance. Holder shall be entitled to a copy of the Schedule, certified by the Treasurer as of a particular date, upon written request.

9. So long as Weaver H. Gaines is the holder of this Note, this Note may be converted at his election into Common Stock of the Maker at a price per share not greater than the lowest price per share (adjusted for stock splits, stock dividends, or other dilution) at which shares of the Maker's Common Stock have been issued after the date hereof. Notice of such election must be in writing and must specify the amount of this Note to be so converted, and the effective date of the conversion.

10. This Note shall be construed in accordance with and governed by the laws of the State of Florida.

11. The Maker hereby waives presentment and demand for payment, notice of dishonor, protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.



     Ixion Biotechnology, Inc.



     By
          Weaver H. Gaines, Chairman


Attest:




Mary Trew, Secretary

     Schedule Attached to Note dated March 31, 1993
     Ixion to Weaver H. Gaines





         Date



 Principal
Outstanding




Advance




Interest




Balance

     Schedule Attached to Note dated March 31, 1993
     Ixion to Weaver H. Gaines





         Date



 Principal
Outstanding




Advance




Interest




Balance